Exhibit 23.1

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Level 11, 1 Margaret St Sydney NSW 2000 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Glucose Biosensor Systems (Greater China) Holdings, Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 25, 2019 relating to the audit of the consolidated financial statements of Glucose Biosensor Systems (Greater China) Holdings, Inc., appearing in the Prospectus, constituting a part of its Registration Statement, as amended (‘File No. 333-232557’).

We also consent to the reference to us under the caption ‘Experts’ in the Prospectus.

BDO East Coast Partnership

Tim Aman

Partner

Sydney, NSW, Australia

August 2, 2019